                                                                    EXHIBIT 11

                         AMERICAN HOMESTAR CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                   THREE MONTHS ENDED
                                                                       NOVEMBER 30,
                                                                 -----------------------
                                                                    1995         1996
                                                                 ----------   ----------
Weighted average number of common shares outstanding .........    7,543,773    8,627,395

Dilutive effect of stock options .............................      163,580      346,819
                                                                 ----------   ----------

Weighted average number of common and common equivalent shares
     outstanding .............................................    7,707,353    8,974,214
                                                                 ==========   ==========

Net income ...................................................   $2,213,000   $3,585,000
                                                                 ==========   ==========

Earnings per common share-primary ............................   $     0.29   $     0.40
                                                                 ==========   ==========

                                                                   THREE MONTHS ENDED
                                                                       NOVEMBER 30,
                                                                 -----------------------
                                                                    1995         1996
                                                                 ----------   ----------
Weighted average number of common shares outstanding .........    7,543,773    8,627,395

Dilutive effect of stock options .............................      192,366      289,647
                                                                 ----------   ----------

Weighted average number of common and common equivalent shares
     outstanding .............................................    7,736,139    8,917,042
                                                                 ==========   ==========

Net income ...................................................   $2,213,000   $3,585,000
                                                                 ==========   ==========

Earnings per common share-fully diluted ......................   $     0.29   $     0.40
                                                                 ==========   ==========

                                                                    SIX MONTHS ENDED
                                                                       NOVEMBER 30,
                                                                 -----------------------
                                                                    1995         1996
                                                                 ----------   ----------
Weighted average number of common shares outstanding .........    7,543,033    8,623,035

Dilutive effect of stock options .............................      140,165      350,087
                                                                 ----------   ----------

Weighted average number of common and common equivalent shares
     outstanding .............................................    7,683,198    8,973,122
                                                                 ==========   ==========

Net income ...................................................   $4,395,000   $6,603,000
                                                                 ==========   ==========

Earnings per common share-primary ............................   $     0.57   $     0.74
                                                                 ==========   ==========

                                                                    SIX MONTHS ENDED
                                                                       NOVEMBER 30,
                                                                 -----------------------
                                                                    1995         1996
                                                                 ----------   ----------
Weighted average number of common shares outstanding .........    7,543,033    8,623,035

Dilutive effect of stock options .............................      192,366      287,204
                                                                 ----------   ----------

Weighted average number of common and common equivalent shares
     outstanding .............................................    7,735,399    8,910,239
                                                                 ==========   ==========

Net income ...................................................   $4,395,000   $6,603,000
                                                                 ==========   ==========

Earnings per common share-fully diluted ......................   $     0.57   $     0.74
                                                                 ==========   ==========